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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 15, 2000
(February 29, 2000)

                                XETA Corporation
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             (Exact name of registrant as specified in its charter)


         Oklahoma                      0-16231                  73-1130045
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(State or other jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)            Identification No.)


    1814 West Tacoma, Broken Arrow, Oklahoma                74146
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    (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:       918-664-8200
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                                 Not Applicable
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             (Former name or address, if changed since last report.)


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Item 5. Other Events

     On February 29, 2000, XETA Corporation (the "Company") acquired all of the properties and assets (the "Assets") of Advanced Communications Technologies, Inc., an Oregon corporation ("ACT"), pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated February 22, 2000 entered into among the Company and ACT, its parent corporation, Noram Telecommunications, Inc., an Oregon corporation, and its parent corporation, Quanta Services, Inc., a Delaware corporation ("Quanta"). The Company also assumed all of ACT's existing liabilities with the exception of inter-company liabilities, corporate insurance payable under Quanta's consolidated insurance program with CNA and federal and state income taxes payable by ACT. The purchase price for the Assets was the sum of $250,000 plus the Book Value (as defined in the Purchase Agreement) of ACT. ACT's reported Book Value as of January 31, 2000 was $2,770,432, which amount was paid by the Company to ACT in cash at closing. The $250,000 balance of the tentative purchase price was paid into escrow with Bank One Trust Company, National Association, as security through December 1, 2000, for the indemnification by ACT of any damages incurred by the Company by reason of any breach of warranty or representation made by ACT to the Company in connection with the Purchase Agreement.

     The Purchase Agreement provides for the Final Book Value of ACT as of February 29, 2000, to be determined not later than April 30, 2000, at which time ACT will reimburse the Company for any purchase price overpayment or the Company will make an additional payment to ACT for the amount of any purchase price underpayment. The purchase price was determined as a result of arms-length negotiations between unrelated parties. The entire purchase price was paid by advances drawn under the Company's credit facility with Bank One, Oklahoma, National Association, as agent.

     The Assets have been used by ACT in the business of providing telecommunication equipment and services for voice and data applications, with a focus on advanced emerging technologies such as call centers, unified messaging, converged systems and data networking systems. The Company's acquisition of the Assets is part of its previously announced strategy to become the nation's premier voice and data integrater. The acquisition also expands and deepens the Company's presence in the Pacific Northwest. Beginning March 1, 2000, ACT'S president, John Runnels, joined the Company as its Vice President
-Technology Support. Mr. Runnels will remain in Portland to carry out this function.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              XETA Corporation
                                              (Registrant)


Dated: March 14, 2000                         By /s/ Jon A. Wiese
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                                                Jon A. Wiese, President



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